EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                      CONTRARIAN PUBLIC INVESTMENT I, INC.

KNOW ALL MEN BY THESE PRESENTS:

      That the undersigned officer, being a natural person of the age of eighteen (18) years or more, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these Amended and Restated Articles of Incorporation. The number of votes cast for the amendments contained herein by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.

                                    ARTICLE I

                                      NAME

      The name of the corporation shall be CONTRARIAN PUBLIC INVESTMENT I, INC. (the "Corporation"). The principal office and address is 735 Broad Street, Suite 218, Chattanooga, Tennessee 37402 (423) 265-5062.

                                   ARTICLE II

                               PERIOD OF DURATION

      This corporation shall exist perpetually unless dissolved according to law.

                                   ARTICLE III

                                     PURPOSE

      To engage in and to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.

                                   ARTICLE IV

                                     POWERS

      In furtherance of the foregoing purposes the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the Colorado Business Corporation Act, as amended, or by law. In addition, it may do everything necessary, suitable or proper for the accomplishment of any corporate purpose.

                                    ARTICLE V

                                     CAPITAL

      The total number of shares of the capital stock which the Corporation has authority to issue is one hundred million (100,000,000) shares, divided into fifty million (50,000,000) shares of common stock with $0.001 par value per share (the "Common Stock"), and fifty million (50,000,000) shares of preferred stock with a par value of $0.001 per share.


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      No share shall be issued without  consideration  being  exchanged,  and it shall thereafter be nonassessable. The Board of Directors may determine by a majority vote if gifts of shares will be allowed under certain circumstances.

BOARD OF DIRECTORS' POWERS

      The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

      1. The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized;

      2. The Board of Directors of the Corporation may classify or reclassify any unissued stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms or conditions of redemption of such stock;

      3. The Board of Directors shall have power, if authorized by the Bylaws, to designate by resolution or resolutions adopted by a majority of the whole Board of Directors, one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolutions or in the Bylaws of the Corporation and permitted by the Colorado Business Corporation Act, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all instruments and documents that may require it;

      4. If the Bylaws so provide, the Board of Directors of the Corporation shall have power to hold its meetings, to have an office or offices and, subject to the provisions of the Colorado Business Corporation Act, to keep the books of the Corporation, outside of said State at such place or places as may from time to time be designated by it; and

      5. The Board of Directors shall have power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes; and, subject to the Colorado Business Corporation Act, to authorize the creation, issue, assumption or guaranty of bonds, notes or other evidences of indebtedness for moneys so borrowed, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and goodwill of the Corporation then owned or thereafter acquired.

The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these Articles of Incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the laws of the State of Colorado now or hereafter in force.

VOTING

Notwithstanding any provision of law to the contrary, the affirmative vote of a majority of all the votes entitled to be cast on the matter shall be sufficient, valid and effective, after due authorization, approval or advice of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

      1. The amendment of these Articles of Incorporation;

      2. The merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

      3. The sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;


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      4. The participation by the Corporation in a share exchange (as defined in the Colorado Business Corporation Act) as the corporation the stock of which is to be acquired; and

      5. The voluntary or involuntary liquidation, dissolution or winding-up of or the revocation of any such proceedings relating to the Corporation.

                                   ARTICLE VI

              AUTHORIZATION OF SERIES A CONVERTIBLE PREFERRED STOCK

      1. Series A Convertible Preferred Stock.

      Five million (5,000,000) shares of the Company's preferred stock shall consist of Series A Convertible Preferred Stock ("Preferred Stock"). The Stated Value of the Preferred Stock shall be determined by the Board of Directors. The rights, preferences, privileges and restrictions imposed upon the Preferred Stock are set forth below:

      2. Distributions.

      The holders of the Preferred Stock shall be entitled to receive, out of funds at the time legally available for payment of dividends in the State of Colorado, a cumulative dividend at the rate of ten percent (10%) per share per annum, payable quarterly in equal installments on the first days of each successive quarter each year, if, as and when declared by the Board of Directors, before any dividend shall be set apart or paid on any other capital stock for such year.

      3. Conversion.

      3.1 Optional Conversion.

      The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder ----------------- thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $____ by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of the Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $____. Such initial
Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

            In the event of a liquidation of the Company, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Preferred Stock.

            (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

            (c) Mechanics of Conversion.

                  (i) In order to convert shares of Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Preferred Stock at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent or the Company shall be the conversion date ("Conversion Date"). The Company shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.


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                  (ii) The Company shall at all times during which the Preferred
Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                  (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any accrued and unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion; the holder, by converting, waives his right to such accrued but unpaid dividends. (iv) All shares of Preferred Stock, which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Preferred Stock accordingly.

                  (v) If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may at the option of any holder tendering Preferred Stock for conversion be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of securities.

      (d) Adjustments to Conversion Price for Diluting Issues.

            (i) Special Definitions. For purposes of this Subsection 3.1(d), the following definitions shall apply:

            A. "Original Issue Date" shall mean the date on which the first share of Preferred Stock is first issued.

            B.   "Convertible   Securities"   shall   mean  any   evidences   of
indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

            C. "Additional Shares of Common Stock" or "Additional Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 3.1(d)(iii) below, deemed to be issued) by the Company after the Original Issue Date, other than options, restricted issuances to officers, directors and/or employees of the Company, and Common Stock issued or issuable:


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            (1) as a dividend or distribution on Preferred Stock; or

            (2) upon conversion of shares of Preferred Stock.

      D. "Rights to Acquire Common Stock" (or "Rights") shall mean all rights issued by the Company to acquire common stock whatever by exercise of a warrant or similar call or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

      (ii) If the Company shall issue, after the date upon which any shares of Preferred Stock were first issued at the Original Issue Date, any Additional Stock without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the price paid per share for such Additional Stock.

      (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the Original Issue Date shall issue any Convertible Securities or other Rights to Acquire Common Stock, other than options, restricted issuances to officers, directors and/or employees of the Company, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 3.1(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

            A. No further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Rights or conversion or exchange of such Convertible Securities;

            B. Upon the expiration or termination of any unexercised Right, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Right shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

            C. In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment that was made upon the issuance of such Right or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Right or Convertible Security.

      Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced if the amount of such reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.

      (iv) Determination of Consideration. For purposes of this Subsection 3.1(d), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:


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      A. Cash and Property: Such consideration shall:

            (1) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

            (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

            (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

      B. Rights and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 3.1(d)(iii), relating to Rights and Convertible Securities, shall be determined by dividing

            (1) the total amount, if any, received or receivable by the Company as consideration for the issue of such Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Rights or the conversion or exchange of such Convertible Securities, by

            (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Rights or the conversion or exchange of such Convertible Securities.

      (e) Adjustment for Preferred Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

      (f) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying the Conversion Price by a fraction:

            (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

            (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.


      (g) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Preferred Stock.


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      (h) Adjustment for  Reclassification,  Exchange,  or Substitution.  If the
Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets for below), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

      (i) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company to another corporation (other than a consolidation, merger or sale which is treated as a liquidation,

            (i) if the surviving entity shall consent in writing to the following provisions, then each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 3.1 set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 3.1 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock; or

            (ii) if the surviving entity shall not so consent, then each holder of Preferred Stock may, after receipt of notice, elect to convert such Preferred Stock into Common Shares as provided in this Section 3.1 or to accept the distributions to which he shall be entitled.

      (j) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3.1 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

      (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3.1, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Price then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Preferred Stock. Despite such adjustment or readjustment, the form of each or all Preferred Stock Certificates, if the same shall reflect the initial or any subsequent conversion price, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Section 3.1 that shall control.


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      (l) Notice of Record Date. In the event:

            (i) that the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

            (ii) that the Company subdivides or combines its outstanding shares of Common Stock;

            (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; or

            (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Preferred Stock at their last addresses as shown on the records of the Company or such transfer agent, at least ten days prior to the record date specified in (A.) below or twenty days before the date specified in (B.) below, a notice stating:

                  A. the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                  B. the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

3.2 Mandatory Conversion.

      (a) The Company may, at its option, require all (and not less than all) holders of shares of Preferred Stock then outstanding to convert their shares of Preferred Stock into shares of Common Stock, at the then effective conversion rate pursuant to Section 3.1, at any time on or after the closing of the sale of shares of Common Stock, at a price per share which exceeds 300% of the Conversion Price then in effect, in a fully, underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Company, underwritten by a reputable underwriter acceptable to the holders of a majority of the then outstanding Preferred Stock, resulting in at least $10,000,000 of gross proceeds to the Company.

      (b) All holders of record of shares of Preferred Stock then outstanding will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory or special conversion of all such shares of Preferred Stock pursuant to this Section 3.2. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Preferred Stock at such holder's address last shown on the records of the transfer agent for the Preferred Stock (or the records of the Company, if it serves as its own transfer agent).

4. Liquidation or Dissolution.

      In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company, the holders of the issued and outstanding Preferred Stock shall be entitled to receive for each share of Preferred Stock, before any distribution of the assets of the Company shall be made to the holders of any other capital stock, a dollar amount equal to the Stated Value thereof plus all accrued and unpaid distributions declared thereon, without interest. After such payment shall have been made in full to the holders of the issued and outstanding Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the issued and outstanding Preferred Stock so as to be and continue to be available therefor, the remaining assets shall be payable to the holders of the Common Stock. In the event the assets of the Company are insufficient to pay the full preferential liquidation amount required to be paid to the Preferred Stock, the Preferred Stock shall receive such funds pro rata on a share for share basis until the full liquidating preference on the Preferred Stock is paid in full, and the balance, if any, to the Common Stock. A consolidation or merger of the Company, a share exchange, a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Company of any class, shall not be regarded as a liquidation, dissolution, or winding up of the affairs of the Company within the meaning of this paragraph 4.

5. Voting Rights.

      Except as otherwise provided by the Colorado Business Corporation Act, each share of Preferred Stock shall not be entitled to be voted on any matter submitted to a vote at a meeting of stockholders of the Company.

6. Changes In Terms of Preferred Stock.

      The terms of the Preferred Stock may not be amended, altered or repealed, and no class of capital stock or securities convertible into capital stock shall be authorized which has superior rights to the Preferred Stock as to distributions, liquidation or vote, without the consent of the holders of at least two-thirds of the outstanding shares of Preferred Stock.

7. No Implied Limitations.

      Except as otherwise provided by express provisions of Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to classify and reclassify and issue any shares of Preferred Stock and to fix or alter all terms thereof to the full extent provided in the Articles of Incorporation, as amended, of the Company.

8. General Provisions.

      In addition to the above provisions with respect to the Preferred Stock, such Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Company's Articles of Incorporation, as amended, with respect to Preferred Stock generally.

9. Notices.

      All notices required or permitted to be given by the Company with respect to the Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, or by overnight delivery service, to the holders of the Preferred Stock at their last addresses as they shall appear upon the books of the Company, shall be conclusively presumed to have been duly given, whether or not the holder of the Preferred Stock actually receives such notice.

                                   ARTICLE VII

                                PREEMPTIVE RIGHTS

      A shareholder of the Corporation shall not be entitled to a preemptive or preferential right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

                                  ARTICLE VIII

                                CUMULATIVE VOTING

      The shareholders shall not be entitled to cumulative voting.

                                   ARTICLE IX

                           SHARE TRANSFER RESTRICTIONS

      The Corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is hereby authorized on behalf of the Corporation to exercise the Corporation's right to so impose such restrictions.

                                    ARTICLE X

                           REGISTERED OFFICE AND AGENT

      The address of the registered office of the Corporation shall be 17 West Cheyenne Mountain Boulevard, Colorado Springs, CO 80906, and the name of the registered agent at such address is Mark T. Thatcher, Esq. Either the registered office or the registered agent may be changed in the manner provided by law.

       THE UNDERSIGNED CONSENTS TO THE APPOINTMENT AS THE REGISTERED AGENT

                                                  /s/ Mark T. Thatcher, Esq.

                                                  ------------------------------
                                                  REGISTERED AGENT

                                   ARTICLE XI

                               BOARD OF DIRECTORS

      The corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of a board of directors.

      The number of directors of the corporation shall be fixed by the bylaws or if the bylaws fail to fix such a number, then by resolution adopted from tie to time by the board of directors. Four directors shall constitute the initial board of directors. The following persons are elected to serve as the corporation's initial directors under the first annual meeting of shareholders or until their successors are duly elected and qualified:

Name                            Age         Position

Douglas A. Dyer                  43         President and Treasurer

James H. Brennan, III            51         Executive Vice President, Director

                                            General Counsel, Director
----------------------       ---------

                                            Secretary, Director
----------------------       ---------

                                            Director
----------------------       ---------

                                            Director
----------------------       ---------

      The directors named above will serve until the first annual meeting of the Company's stockholders. Thereafter, directors will be elected for three-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the directors and/or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

      The directors and officers of the Company will devote their time to the Company's affairs on an "as needed" basis. As a result, the actual amount of time which they will devote to the Company's affairs is unknown and is likely to vary substantially from month to month.

                                   ARTICLE XII

                                 INDEMNIFICATION

      Subject to the provisions of (4) of this Articles XII, the Corporation shall:

      1. Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such person's conduct was unlawful.

      2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

      3. To the extent that a director, officer, employee, fiduciary or agent of a Corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (1) or (2) of this Article XII or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by such person in connection therewith.

      4. Any indemnification under (1) or (2) of this Article XII (unless ordered by a court) and as distinguished from (3) of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in (1) or (2) above. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

      5. Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized in
(3) or (4) of this Article XII upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that such person is entitled to be indemnified by the Corporation as authorized in this Article XII.

      6. The indemnification provided by this Article XII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in a person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

      7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under provisions of this
Article XII.

                                  ARTICLE XIII

                             VOTING OF SHAREHOLDERS

      Unless otherwise provided herein, if a quorum is present, the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote thereon, or of any class or series, shall be the act of the shareholders.

                                   ARTICLE XIV

                                  INCORPORATOR

         The name and address of the incorporator is as follows:

Name                       Address

Mark T. Thatcher           17 W. Cheyenne Mt. Blvd., Colorado Springs, CO  80906


      IN WITNESS WHEREOF,  the following  authorized  officer of the Corporation
signed   these   Restated   and   Amended    Articles   of    Incorporation   on
___________________, 2002.

                                            CONTRARIAN PUBLIC INVESTMENT I, INC.

                                            /s/ Douglas A. Dyer
                                            DOUGLAS A. DYER, President

STATE OF TENNESSEE         )
                           )
COUNTY OF HAMILTON         )

      I, the undersigned, a notary public, hereby certify that on _______________________, 2003, the above named officer personally appeared before me and being by me first duly sworn declared that he is the person who signed the foregoing document as an officer, and that the statements therein contained are true.

      WITNESS my hand and official seal.